Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220106

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED MAY 21, 2018.

PRELIMINARY    PROSPECTUS    SUPPLEMENT

(to Prospectus dated August 22, 2017)

$

Unum Group

% Junior Subordinated Notes due 2058

We are offering through this prospectus supplement $        aggregate principal amount of our     % Junior Subordinated Notes due 2058, which we refer to in this prospectus supplement as the “junior subordinated notes.” Interest on the junior subordinated notes will accrue at an annual rate of     % and will be payable quarterly in arrears on                     ,             ,              and             , beginning on                     , 2018. So long as no event of default with respect to the junior subordinated notes has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the junior subordinated notes as described in this prospectus supplement for one or more consecutive interest periods that do not exceed five years. Deferred interest will accrue additional interest at an annual rate equal to the annual interest rate then applicable to the junior subordinated notes, compounded on each interest payment date.

The junior subordinated notes will mature on                     , 2058. Payment of the principal on the junior subordinated notes will be accelerated only in the case of Unum Group’s bankruptcy or certain other insolvency events with respect to Unum Group. There is no right of acceleration in the case of default in the payment of interest on the junior subordinated notes or the performance of any of our other obligations with respect to the junior subordinated notes.

We may redeem the junior subordinated notes, in whole but not in part, at any time prior to                     , 2023, within 90 days after the occurrence of a “tax event”, a “regulatory capital event” or a “rating agency event” at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event”, 100% of their principal amount plus accrued and unpaid interest or (ii) in the case of a “rating agency event”, 102% of their principal amount plus accrued and unpaid interest. On or after                     , 2023, we may redeem the junior subordinated notes, in whole or in part, at a redemption price per $25 principal amount of such junior subordinated notes equal to 100% of their principal amount plus accrued and unpaid interest. The junior subordinated notes are issuable in denominations of $25 and integral multiples of $25 in excess thereof.

The junior subordinated notes will be unsecured, subordinated and junior in right of payment to all Unum Group’s existing and future senior debt (as defined in this prospectus supplement). In addition, the junior subordinated notes are structurally subordinated to any indebtedness of our subsidiaries.

We intend to apply to list the junior subordinated notes on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated notes are first issued.

Investing in the junior subordinated notes involves risks. We urge you to carefully read the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the “Item 1A. Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2017 before you make any decision to invest in the junior subordinated notes.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these junior subordinated notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Junior Subordinated Note	Total (3)
Public offering price (1)%	$
Underwriting discount (2)%	$
Proceeds to Unum Group before expenses %	$

(1)	Plus accrued interest, if any, from and including , 2018, if settlement occurs after that date.
(2)	An underwriting discount of $ per junior subordinated note sold in this offering (or up to $ for all junior subordinated notes) will be deducted from the proceeds paid to Unum Group by the underwriters. However, the discount will be $ per junior subordinated note for sales to institutions. As a result of sales to certain institutions, the total underwriting discount and the total proceeds to Unum Group (after deducting such discount) will equal $ and $ , respectively.
(3)	Assumes no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters an option to purchase up to an additional $        aggregate principal amount of junior subordinated notes to cover over-allotments, if any, provided that settlement of any such additional junior subordinated notes occurs concurrently with the settlement of all other junior subordinated notes being offered and sold in the offering. Should the underwriters exercise this option in full, upon the exercise of the option, the total public offering price, underwriting discount and proceeds to Unum Group (before expenses) will equal $        , $        and $        , respectively, assuming all such additional junior subordinated notes are sold to retail investors.

The underwriters expect to deliver the junior subordinated notes to purchasers through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about                     , 2018, against payment in immediately available funds.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Morgan Stanley
UBS Investment Bank		Wells Fargo Securities

                    , 2018

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The information contained in this prospectus supplement supersedes any inconsistent information contained in the accompanying prospectus. We are responsible for the information contained in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for other information others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, or in any related free writing prospectus is accurate as of any date other than their respective dates.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Unum,” “we,” “us,” and “our” or similar terms are to Unum Group and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains selected information about us and this offering. Because this is a summary, it may not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including, but not limited to, the information set forth under “Risk Factors” in this prospectus supplement and in “Item 1A. Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2017 (the “2017 10-K”) and our consolidated financial statements and the schedules and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 2017 10-K and the other information incorporated by reference into the accompanying prospectus.

Unum Group

Unum Group, a Delaware general business corporation, and its insurance and non-insurance subsidiaries, which collectively with Unum Group we refer to as the Company, operate in the United States, the United Kingdom, and, to a limited extent, in certain other countries. The principal operating subsidiaries in the United States are Unum Life Insurance Company of America (Unum America), Provident Life and Accident Insurance Company (Provident), The Paul Revere Life Insurance Company (Paul Revere Life), Colonial Life & Accident Insurance Company, Starmount Life Insurance Company (Starmount Life) and in the United Kingdom, Unum Limited. We are a leading provider of financial protection benefits in the United States and the United Kingdom. Our products include disability, life, accident, critical illness, dental and vision, and other related services. We market our products primarily through the workplace.

We have three principal operating business segments: Unum US, Unum UK, and Colonial Life. Our other segments are the Closed Block and the Corporate segments.

The benefits we provide help protect people from the financial hardship of illness, injury, or loss of life by providing support when it is needed most. As one of the leading providers of employee benefits in the U.S. and the U.K., we offer a broad portfolio of products and services through the workplace.

Specifically, we offer group, individual, and voluntary benefits, either as stand-alone products or combined with other coverages, that help employers of all sizes attract and retain a stronger workforce while protecting the incomes and livelihood of their employees. We believe employer-sponsored benefits represent the single most effective way to provide workers with access to the information and options they need to protect their financial stability. Working people and their families, particularly those at lower and middle incomes, are perhaps the most vulnerable in today’s economy yet are often overlooked by many providers of financial services and products. For many of these people, employer-sponsored benefits are the primary defense against the potentially catastrophic fallout of death, illness, or injury.

Reporting Segments

Our reporting segments are comprised of the following: Unum US, Unum UK, Colonial Life, Closed Block, and Corporate.

Unum US Segment

Our Unum US segment includes group long-term and short-term disability insurance, group life and accidental death and dismemberment products, and supplemental and voluntary lines of business. The supplemental and voluntary lines of business are comprised of individual disability, voluntary benefits, and dental and vision products. Unum US products are issued primarily by Unum America, Provident, and Starmount Life. Paul Revere Life previously issued products reported in our Unum US segment and continues to service the in-force policies, but Paul Revere Life no longer actively markets new business. These products are marketed through our field sales personnel who work in conjunction with independent brokers and consultants. Our market strategy for Unum US is to effectively deliver an integrated offering of employee benefit products in the group core market segment, which we define for Unum US as employee groups with fewer than 2,000 employees, the group large case market segment, and the supplemental and voluntary market segment.

Unum UK Segment

Our Unum UK segment includes insurance for group long-term disability, group life, and supplemental lines of business which include dental, individual disability, and critical illness products. Unum UK’s products are issued primarily by Unum Limited and are sold in the United Kingdom through field sales personnel and independent brokers and consultants. Our market strategy for Unum UK is to offer benefits to employers and employees through the workplace with a focus on expansion of the number of employers and employees covered in our core market segment, which we define for Unum UK as employee groups with fewer than 500 employees.

Colonial Life Segment

Our Colonial Life segment includes insurance for accident, sickness, and disability products, which includes our expanded dental and vision products, life products, and cancer and critical illness products issued primarily by Colonial Life & Accident Insurance Company and marketed to employees, on both a group and an individual basis, at the workplace through an independent contractor agency sales force and brokers. Our market strategy for Colonial Life is to effectively deliver a broad set of voluntary products and services in the public sector market and in the commercial market, with a particular focus on the core commercial market segment, which we define for Colonial Life as accounts with fewer than 1,000 employees.

Closed Block Segment

Our Closed Block segment consists of individual disability, group and individual long-term care, and other insurance products no longer actively marketed.

Corporate Segment

Our Corporate segment includes investment income on corporate assets not specifically allocated to a line of business, interest expense on corporate debt other than non-recourse debt, and certain other corporate income and expense not allocated to a line of business.

Principal Executive Offices

Our principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402 and our phone number is (423) 294-1011.

The Offering

Issuer	Unum Group

Junior Subordinated Notes	$ aggregate principal amount of our % Junior Subordinated Notes due 2058 ($ aggregate principal amount if the underwriters exercise their over-allotment option in full), which we refer to as the “junior subordinated notes”.

Maturity Date	The junior subordinated notes will mature on , 2058 (the “maturity date”). If that day is not a business day, payment of principal and interest will be postponed to the next business day, and no interest will accrue as a result of that postponement.

Interest Rate and Interest Payment Dates	Interest on the junior subordinated notes will accrue from , 2018. The junior subordinated notes will bear interest at an annual rate of %. We will pay that interest quarterly in arrears on , , and of each year, beginning on , 2018, subject to our rights and obligations as described under “Option to Defer Interest Payments” below. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement.

Option to Defer Interest Payments	So long as no event of default with respect to the junior subordinated notes has occurred and is continuing, we have the right to defer the payment of interest on the junior subordinated notes for one or more consecutive interest periods that do not exceed five years as described in “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” in this prospectus supplement. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the junior subordinated notes. During a deferral period, interest will continue to accrue on the junior subordinated notes at the stated interest rate and deferred interest on the junior subordinated notes will bear additional interest at the stated interest rate, compounded on each interest payment date, subject to applicable law. If we have paid all deferred interest (including compounded interest thereon) on the junior subordinated notes, we can again defer interest payments on the junior subordinated notes as described above.

Subordination

The junior subordinated notes will be unsecured, subordinated and junior in right of payment to all of Unum Group’s existing and future senior debt and will rank pari passu with all of Unum Group’s outstanding 7.405% Junior Subordinated Deferrable Interest Debentures, Series A. Senior debt will include, among other things, all of Unum Group’s indebtedness for borrowed money but will not include (1) indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of our assets, (2) any obligation that would otherwise be classified as senior debt but where the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such indebtedness, obligation or liability is not superior in right of payment to the junior subordinated notes, or ranks pari passu with the junior subordinated notes, (3) any indebtedness to one of our subsidiaries, (4) the 7.405% Junior Subordinated Deferrable Interest Debentures, Series A, and (5) the junior subordinated notes. All of Unum Group’s other existing indebtedness for money borrowed is senior to the junior subordinated notes. As of March 31, 2018, Unum Group’s short- and long-term debt ranking senior to the junior subordinated notes upon liquidation, on an unconsolidated basis, totaled approximately $2.7 billion. Payments on the junior subordinated notes will also be effectively subordinated to all existing and future liabilities of our subsidiaries to the extent of the assets of such subsidiaries. As of March 31, 2018, our subsidiaries had total liabilities of approximately $50.1 billion. See “Description of Junior Subordinated Notes—Subordination” in this prospectus supplement for the definition of “senior debt”.

Certain Payment Restrictions Applicable to Unum Group	At any time when we have given notice of our election to defer interest payments on the junior subordinated notes but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation on a parity with or junior to the junior subordinated notes, subject to certain limited exceptions.

The terms of the junior subordinated notes permit Unum Group to make any payment of current or deferred interest on its indebtedness that ranks on a parity with the junior subordinated notes upon its liquidation (“parity securities”), including our 7.405% Junior Subordinated Deferrable Interest Debentures, Series A, that is made pro rata to the amounts due on such parity securities (including the junior subordinated notes), and any payments of principal or current or deferred interest on parity securities that, if not made, would cause Unum Group to breach the terms of the instrument governing such parity securities.

For more information, see “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances” in this prospectus supplement.

Optional Redemption	We may elect to redeem the junior subordinated notes:

•	in whole at any time or in part from time to time on or after , 2023 at a redemption price per $25 principal amount of such junior subordinated notes equal to 100% of their principal amount plus accrued and unpaid interest to but excluding the date of redemption; provided that if the junior subordinated notes are not redeemed in whole, at least $25 million aggregate principal amount of the junior subordinated notes, excluding any junior subordinated notes held by Unum Group or any of its affiliates, must remain outstanding after giving effect to such redemption; or

•	in whole, but not in part, at any time prior to , 2023, within 90 days after the occurrence of a “tax event”, a “regulatory capital event” or a “rating agency event”, at a redemption price per $25 principal amount of such junior subordinated notes equal to (i) in the case of a “tax event” or a “regulatory capital event”, 100% of their principal amount or (ii) in the case of a “rating agency event”, 102% of their principal amount”, in each case plus accrued and unpaid interest to but excluding the date of redemption.

For more information and the definitions of “tax event”, “regulatory capital event” and “rating agency event” see “Description of the Junior Subordinated Notes—Optional Redemption” in this prospectus supplement.

Events of Default	An “event of default” with respect to the junior subordinated notes shall occur only upon certain events of bankruptcy, insolvency or receivership involving Unum Group. If an event of default occurs and continues, the principal amount of the junior subordinated notes will automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the junior subordinated notes.

There is no right of acceleration in the case of any payment default or other breaches of covenants under the subordinated indenture or the junior subordinated notes. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the junior subordinated notes, including any compounded interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of any deferral period), the holder of a junior subordinated note may, or if directed by the holders of a majority in principal amount of the junior subordinated notes the trustee shall, subject to the conditions set forth in the subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Listing	The junior subordinated notes will constitute a new series of securities with no established trading market. We intend to apply to list the junior subordinated notes on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated notes are first issued.

Governing Law	The junior subordinated notes and the subordinated indenture will be governed by the laws of the State of New York.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	An investment in the junior subordinated notes involves risk. You should carefully consider the information set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement, in the section “Item 1A. Risk Factors” of the 2017 10-K and all of the information included or incorporated by reference in the accompanying prospectus before deciding to invest in the junior subordinated notes.

Use of Proceeds	We estimate that the net proceeds from the sale of the junior subordinated notes will be approximately $ ($ if the underwriters exercise their over-allotment option in full) after deducting the underwriting discount and the estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay, redeem or repurchase $200 million aggregate principal amount of our 7% Senior Notes due 2018. The balance of the net proceeds from this offering is expected to be used for general corporate purposes. For more information see “Use of Proceeds” in this prospectus supplement.

Form and Denominations	We will issue the junior subordinated notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the junior subordinated notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the junior subordinated notes will not be entitled to have junior subordinated notes registered in their names, will not receive or be entitled to receive junior subordinated notes in definitive form and will not be considered holders of junior subordinated notes under the subordinated indenture. The junior subordinated notes will be issued only in denominations of $25 and integral multiples of $25 in excess thereof.

RISK FACTORS

Investing in the junior subordinated notes involves risks. In considering whether you should invest in the junior subordinated notes, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below and in our 2017 10-K under “Item 1A. Risk Factors” and in any other documents incorporated by reference in the accompanying prospectus prior to the date of this prospectus supplement.

We have the right to defer interest for up to five consecutive years.

We have the right at one or more times to defer interest on the junior subordinated notes for one or more consecutive interest periods that do not exceed five years. During any such deferral period, holders of junior subordinated notes will receive limited or no current payments on the junior subordinated notes. Holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the five-year deferral period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the junior subordinated notes.

Deferral of interest payments and other characteristics of the junior subordinated notes could adversely affect the market price of the junior subordinated notes.

To the extent a secondary market develops for the junior subordinated notes, the market price of the junior subordinated notes is likely to be adversely affected if we defer payments of interest on the junior subordinated notes. As a result of our deferral right or if investors perceive that there is a likelihood that we will exercise our deferral right, the market for the junior subordinated notes may become less active or be discontinued during such a deferral period, and the market price of the junior subordinated notes may be more volatile than the market prices of other securities that are not subject to deferral. If we do defer interest on the junior subordinated notes and you sell your junior subordinated notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its junior subordinated notes until we pay the deferred interest at the end of the applicable deferral period.

The subordinated indenture does not limit the amount of senior or pari passu indebtedness we may issue, and other future liabilities may rank senior to or equally with the junior subordinated notes in right of payment or upon liquidation.

The junior subordinated notes will be subordinate and junior in right of payment to Unum Group’s current and future senior debt, which means we cannot make any payments on the junior subordinated notes if Unum Group is in default on any of our indebtedness that is senior to the junior subordinated notes. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payment may be made on the junior subordinated notes.

Unum Group’s senior debt includes all of our obligations for money borrowed (other than the junior subordinated notes and other obligations issued under the subordinated indenture), as well as other obligations such as capital leases, but will not include (1) indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of our assets, (2) any obligation that would otherwise be classified as senior debt but where the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such indebtedness, obligation or liability is not superior in right of payment to the junior subordinated notes, or ranks pari passu with the junior subordinated notes, (3) any indebtedness to one of our subsidiaries, (4) the 7.405% Junior Subordinated Deferrable Interest Debentures, Series A, and (5) the junior subordinated notes. All of Unum Group’s existing indebtedness for money borrowed, other than our 7.405% Junior Subordinated Deferrable Interest Debentures, Series A, is senior debt.

The terms of the subordinated indenture do not limit Unum Group’s ability to incur additional debt, whether secured or unsecured, and including indebtedness that ranks senior to or pari passu with the junior subordinated notes upon our liquidation or in right of payment as to principal or interest. Unum Group is considering a senior notes offering in the near future (“Potential Upcoming Offering”), and those and any other senior notes Unum Group issues will be senior to the junior subordinated notes. If Unum Group completes the Potential Upcoming Offering, Unum Group expects that it will use the net proceeds for general corporate purposes. There can be no assurance that Unum Group will consummate the Potential Upcoming Offering.

As of March 31, 2018, Unum Group’s short- and long-term debt ranking senior to the junior subordinated notes upon liquidation, on an unconsolidated basis, totaled approximately $2.7 billion in principal amount. This does not include obligations, including policyholder claims, of our subsidiaries, to which holders of the junior subordinated notes are structurally subordinated (see the risk factor entitled “Because we are a holding company with no operations of our own, our obligations under the junior subordinated notes are effectively subordinated to the obligations of our subsidiaries.”). Because we are a holding company with no operations of our own, our obligations under the junior subordinated notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

We may make certain payments on parity securities during a deferral period.

The terms of the junior subordinated notes permit us to make (i) any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the junior subordinated notes) and (ii) any payment of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the 7.405% Junior Subordinated Deferrable Interest Debentures, Series A may require us to make payments of deferred interest that are not made pro rata with payments of deferred interest on the junior subordinated notes.

A holder of the junior subordinated notes will not have rights of acceleration in the case of payment defaults or other breaches of covenants.

The only event of default under the subordinated indenture consists of specific events of bankruptcy, insolvency or receivership relating to Unum Group. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the subordinated indenture.

Because we are a holding company with no operations of our own, our obligations under the junior subordinated notes are effectively subordinated to the obligations of our subsidiaries.

Unum Group is a holding company with no operations of its own. Our ability to pay our obligations under the junior subordinated notes is dependent upon our ability to obtain cash dividends or other cash payments or loans from our subsidiaries, including our U.S. insurance subsidiaries and Unum Limited. Our insurance company subsidiaries are subject to regulatory limitations on the payment of dividends and on other transfers of funds to us, which could impair our ability to meet our debt obligations under the junior subordinated notes. See “Liquidity and Capital Resources” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our quarterly report on Form 10-Q for the quarter ended March 31, 2018 for a discussion of the existing regulatory limitations on dividends.

In addition, because we are a holding company, except to the extent that we have priority or equal claims against our subsidiaries as a creditor, our obligations under the junior subordinated notes will be effectively subordinated to the obligations of our subsidiaries.

The junior subordinated notes will be unsecured and subordinated obligations and will:

•	rank junior in right of payment with all of Unum Group’s senior debt;

•	rank equal in right of payment with all our outstanding 7.405% Junior Subordinated Deferrable Interest Debentures, Series A;

•	be effectively subordinated in right of payment to all of Unum Group’s secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	be effectively subordinated to all existing and future obligations (including insurance obligations) of our subsidiaries; and

•	not be guaranteed by any of our subsidiaries.

At March 31, 2018, the aggregate amount of our outstanding consolidated indebtedness was $2.9 billion, of which $181.3 million was secured. All obligations (including insurance obligations) of our subsidiaries would be effectively senior to the junior subordinated notes. At March 31, 2018, the consolidated obligations of our subsidiaries reflected on our balance sheet were approximately $50.1 billion.

Furthermore, in the event of insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of our subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the junior subordinated notes.

We cannot provide assurance that an active trading market will develop for the junior subordinated notes.

The junior subordinated notes will constitute a new series of securities with no established trading market. We intend to apply to list the junior subordinated notes on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated notes are first issued. The listing of the junior subordinated notes will not necessarily ensure that an active trading market will be available or develop for the junior subordinated notes or that you will be able to sell your junior subordinated notes at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the junior subordinated notes will also depend on many other factors, including, among other things, prevailing interest rates, the market for similar securities, our financial performance and other factors. Generally, the liquidity of, and trading market for, the junior subordinated notes may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect that liquidity and trading independent of our financial performance and prospects.

We may redeem the junior subordinated notes on or after                 , 2023, and at any time in the event of a tax event, regulatory capital event or rating agency event.

We may redeem the junior subordinated notes in whole at any time or in part from time to time on or after                 , 2023 at a redemption price per $25 principal amount of junior subordinated notes equal to 100% of their principal amount plus accrued and unpaid interest to but excluding the date of redemption. Prior to                 , 2023, we may also redeem the junior subordinated notes in whole, but not in part, at any time within 90 days after the occurrence of a “tax event”, a “regulatory capital event” or a “rating agency event” at a redemption price per $25 principal amount of junior subordinated notes equal to 100% of their principal amount in the case of a tax event or regulatory capital event or 102% of their principal amount in the case of a rating agency event, in each case, plus accrued and unpaid interest to but excluding the date of redemption.

Events that would constitute a “tax event”, a “regulatory capital event” or a “rating agency event” could occur at any time and could result in the junior subordinated notes being redeemed earlier than would otherwise be the case. In the event we choose to redeem the junior subordinated notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the junior subordinated notes.

If interest payments on the junior subordinated notes are deferred, holders of the junior subordinated notes will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If we were to defer interest payments on the junior subordinated notes, the junior subordinated notes would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrues, regardless of such United States holder’s regular method of accounting, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the junior subordinated notes as taxable income. See “Material U.S. Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount” in this prospectus supplement.

Changes in our credit ratings or the debt markets could adversely affect the market price of the junior subordinated notes.

The market price for the junior subordinated notes depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the junior subordinated notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects;

•	our election to defer interest payments on the junior subordinated notes (see the risk factor entitled “Deferral of interest payments and other characteristics of the junior subordinated notes could adversely affect the market price of the junior subordinated notes.”); and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing uncertainty about the strength and speed of recovery in the United States and other key economies, the impact of governmental stimulus and austerity initiatives, and sovereign credit concerns in Europe and other key economies.

The price of the junior subordinated notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the junior subordinated notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. The junior subordinated notes are expected to initially be rated below investment grade by Standard & Poor’s Ratings Services and Fitch Ratings, Inc. A negative change in our rating could have an adverse effect on the price of the junior subordinated notes.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” to encourage companies to provide prospective information, as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Certain information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in the accompanying prospectus, or in any other written or oral statements made by us in communications with the financial community or contained in documents filed with the SEC, may be considered forward-looking statements within the meaning of the Act. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments. Forward-looking statements speak only as of the date made. We undertake no obligation to update these statements, even if made available on our website or otherwise. These statements may be made directly in this prospectus supplement or the accompanying prospectus or may be made part of the accompanying prospectus by reference to other documents filed by us with the SEC, a practice which is known as “incorporation by reference.” You can find many of these statements by looking for words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “assumes,” “intends,” “projects,” “goals,” “objectives,” or similar expressions in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference in the accompanying prospectus.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. We caution investors that the following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements:

•	Sustained periods of low interest rates.

•	Fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in governmental programs.

•	Unfavorable economic or business conditions, both domestic and foreign, that may result in decreases in sales, premiums, or persistency, as well as unfavorable claims activity.

•	Legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment.

•	Investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities.

•	A cyber attack or other security breach could result in the unauthorized acquisition of confidential data.

•	The failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cyber attack, or other event.

•	Execution risk related to our technology needs.

•	Increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors.

•	Changes in our financial strength and credit ratings.

•	Damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures.

•	Actual experience in the broad array of our products that deviates from our assumptions used in pricing, underwriting, and reserving.

•	Changes in accounting standards, practices, or policies.

•	Effectiveness of our risk management program.

•	Contingencies and the level and results of litigation.

•	Availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us.

•	Ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation.

•	Fluctuation in foreign currency exchange rates.

•	Ability to generate sufficient internal liquidity and/or obtain external financing.

•	Recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets.

•	Terrorism, both within the U.S. and abroad, ongoing military actions, and heightened security measures in response to these types of threats.

For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our 2017 10-K.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the junior subordinated notes will be approximately $              ($            if the underwriters exercise their over-allotment option in full) after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay, redeem or repurchase $200 million aggregate principal amount of our 7% Senior Notes due 2018, which have a maturity date of July 15, 2018. The balance of the net proceeds from this offering is expected to be used for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization at March 31, 2018, on an actual basis and as adjusted to give effect to this offering of junior subordinated notes (assuming no exercise of the underwriters’ over-allotment option):

	March 31, 2018
	Actual	As Adjusted
	(in millions)
Long-term debt	$2,721.9		$(1)
Short-term debt	200.0

Total debt	$2,921.9	$

Stockholders’ equity
Unum Group’s stockholders’ equity:
Common stock, at par value	$30.5		$30.5
Additional paid-in capital	2,302.4		2,302.4
Retained earnings	9,777.8		9,777.8
Treasury stock, at cost	(2,528.8)		(2,528.8)
Accumulated other comprehensive income	(82.4)		(82.4)

Total Unum Group’s stockholders’ equity	$9,499.5		$9,499.5

Total capitalization	$12,421.4	$

(1)	This as adjusted amount assumes that an estimated $ million of net proceeds from this junior subordinated notes offering will be used to repay, redeem or repurchase in full the $200 million aggregate principal amount of our 7% Senior Notes due 2018 described under “Use of Proceeds” above.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges including our consolidated subsidiaries is computed by dividing earnings by fixed charges. The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

	For the Three Months Ended March 31, 2018	For the Year Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	8.6	8.6	8.1	7.9	3.9	8.0

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consist of income before income taxes plus fixed charges. Fixed charges consist of interest and debt expense, excluding costs related to early retirement of debt, interest credited to policyholders, the estimated interest portion of rent expense, and other costs.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following description is a summary of the terms of the junior subordinated notes being offered through this prospectus supplement. The description is qualified in its entirety by reference to the subordinated indenture to be dated as of                 , 2018 (the “subordinated indenture”), between Unum Group and The Bank of New York Mellon Trust Company, N.A., as trustee. You should read the subordinated indenture, the associated documents and the following description carefully to fully understand the terms of the junior subordinated notes. In addition, to the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of Debt Securities,” you should rely on this description.

General

The junior subordinated notes will be a series of junior debt securities described in the accompanying prospectus. We will issue the junior subordinated notes under the subordinated indenture. The junior subordinated notes will initially be limited in aggregate principal amount to $        . The junior subordinated notes will be issued only in denominations of $25 and integral multiples of $25 in excess thereof.

We intend to apply to list the junior subordinated notes on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated notes are first issued.

The junior subordinated notes will mature on                 , 2058 (the “maturity date”). The trustee will act as paying agent for the junior subordinated notes.

We may, without the consent of the holders, reopen the series of junior subordinated notes and issue additional junior subordinated notes under the subordinated indenture with the same terms (other than the issue date, the public offering price and, if applicable, the initial interest payment date and initial interest accrual date) and with the same CUSIP number as the junior subordinated notes offered hereby in an unlimited aggregate principal amount, provided that no additional junior subordinated notes may be issued unless they will be fungible with the junior subordinated notes for U.S. federal income tax and securities law purposes.

“business day” means, with respect to the junior subordinated notes, any day other than (i) a Saturday or Sunday, or (ii) a day that in the Borough of Manhattan, The City of New York is either a legal holiday or a day on which the federal or state banking institutions located therein are authorized or obligated by law, executive order or regulation to close.

The junior subordinated notes will not be entitled to any sinking fund.

The junior subordinated notes and the subordinated indenture will be governed by the laws of the State of New York.

Our ability to pay interest on the junior subordinated notes is dependent on our ability to obtain cash dividends or obtain loans from our subsidiaries. See “Risk Factors—Because we are a holding company with no operations of our own, our obligations under the junior subordinated notes are effectively subordinated to the obligations of our subsidiaries” in this prospectus supplement.

Interest Rate and Interest Rate Payment Dates

The junior subordinated notes will bear interest at the annual rate of     %, and we will pay accrued interest quarterly in arrears on         ,         ,          and                  of each year, beginning on                 , 2018, subject to our rights and obligations under “—Option to Defer Interest Payments”. We refer to these dates as “interest payment dates” and we refer to the period from and including                 , 2018 to but excluding the first interest payment date and each successive period from and including an interest payment date to but excluding the next interest payment date as an “interest period”.

Interest payments will be made to the persons or entities in whose names the junior subordinated notes are registered at the close of business on         ,         ,          or              (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no additional interest will accrue as a result of that postponement.

Subordination

This section captioned “Subordination” amends and replaces the same captioned section in the accompanying prospectus as follows:

The junior subordinated notes will be unsecured, subordinated and junior in right of payment to all of Unum Group’s existing and future senior debt and will rank pari passu with all of Unum Group’s outstanding 7.405% Junior Subordinated Deferrable Interest Debentures, Series A. In addition, the junior subordinated notes are structurally subordinated to any indebtedness of our subsidiaries. As of March 31, 2018, the aggregate amount of indebtedness of our subsidiaries (excluding intercompany liabilities) was approximately $407.8 million.

Upon any distribution to our creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of, premium, if any, and interest on the junior subordinated notes will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all of Unum Group’s senior debt, but our obligation to make payment of the principal of and interest on the junior subordinated notes will not otherwise be affected. No payment of principal, premium, if any, or interest may be made on the junior subordinated notes at any time in the event there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default and we receive notice of the default.

We may resume payments on the junior subordinated notes when the default is cured or waived if the subordination provisions of the subordinated indenture otherwise permit payment at that time. After all senior debt is paid in full and until the junior subordinated notes are paid in full, holders of the junior subordinated notes will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of junior subordinated notes have been applied to the payment of senior debt. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain of Unum Group’s general creditors may recover more, ratably, than holders of the junior subordinated notes.

Senior debt is defined as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Unum Group whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following, whether any such indebtedness exists as of the date of the subordinated indenture or is created, incurred, assumed or guaranteed after such date:

(1)	any debt:

•	for money we borrowed, or

•	evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or

•	which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure our obligations, or to secure the payment of revenue bonds issued for our benefit, whether contingent or otherwise;

(2)	any debt of others described in (1) which we have guaranteed or for which we are otherwise liable;

(3)	our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

(4)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of (1), (2), and (3);

except that in computing our indebtedness, the following are not included in such computation:

•	any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of our assets;

•	any indebtedness, obligation or liability referred to in (1) through (4) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the junior subordinated notes, or ranks pari passu with the junior subordinated notes;

•	any indebtedness, obligation or liability which is subordinated to Unum Group’s indebtedness to substantially the same extent as or to a greater extent than the junior subordinated notes are subordinated;

•	any indebtedness to one of our subsidiaries;

•	the 7.405% Junior Subordinated Deferrable Interest Debentures, Series A; and

•	the junior subordinated notes.

Optional Redemption

The junior subordinated notes are redeemable at our election on or after                 , 2023 or within 90 days after the occurrence of certain events prior to                 , 2023, in each case at the applicable redemption price set forth below and are not subject to any sinking fund or similar provisions.

We may redeem the junior subordinated notes:

•	in whole at any time or in part from time to time on or after , 2023 at a redemption price per $25 principal amount of such junior subordinated notes equal to 100% of their principal amount plus accrued and unpaid interest to but excluding the date of redemption; provided that if the junior subordinated notes are not redeemed in whole, at least $25 million aggregate principal amount of the junior subordinated notes, excluding any junior subordinated notes held by Unum Group or any of our affiliates, must remain outstanding after giving effect to such redemption;

•

in whole, but not in part, at any time prior to                 , 2023, within 90 days after the occurrence of a “tax event”, a “regulatory capital event” or a “rating agency event” at a redemption price per $25 principal amount of such junior subordinated notes equal to (i) in the case of a “tax event” or a

“regulatory capital event”, 100% of their principal amount or (ii) in the case of a “rating agency event”, 102% of their principal amount, in each case plus accrued and unpaid interest to but excluding the date of redemption.

In either case, such amounts will be calculated by us.

“Tax event” means the receipt by Unum Group of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the initial issuance of the junior subordinated notes;

•	official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, or change in, the interpretation or application of those laws or regulations that is announced on or after the initial issuance of the junior subordinated notes; or

•	threatened challenge asserted in connection with an audit of Unum Group, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated notes, which challenge is asserted against Unum Group or becomes publicly known on or after the initial issuance of the junior subordinated notes;

there is more than an insubstantial increase in the risk that interest payable by Unum Group on the junior subordinated notes is not, or within 90 days of the date of such opinion will not be, deductible by Unum Group, in whole or in part, for U.S. federal income tax purposes; provided that a change of tax law under section 163(j) of the Internal Revenue Code of 1986, as amended (“section 163(j)”) (including any amendment to section 163(j), and any amendment to or the issuance of regulations or another official administrative pronouncement under section 163(j)), shall not give rise to a “tax event” unless, in the opinion of independent counsel experienced in such matters, the change of tax law under section 163(j) limits, defers or prohibits the deduction of interest on the junior subordinated notes offered by this prospectus supplement in a manner or to an extent different from interest on senior debt obligations of ours by reason of the specific characteristics of the junior subordinated notes offered by this prospectus supplement.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended, that then publishes a rating for Unum Group (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the junior subordinated notes, which amendment, clarification or change results in:

•	the shortening of the length of time the junior subordinated notes are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the junior subordinated notes; or

•	the lowering of the equity credit (including up to a lesser amount) assigned to the junior subordinated notes by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the junior subordinated notes.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full principal amount of the junior subordinated notes would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

Notice of any redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the junior subordinated notes to be redeemed at its registered address. The notice of redemption for the junior subordinated notes will state, among other things, the amount of the junior subordinated notes to be redeemed, the redemption date, the manner of calculation of the redemption price and the place or places that payment will be made upon presentation and surrender of the junior subordinated notes to be redeemed. If less than all of the junior subordinated notes are to be redeemed at our option, the trustee will select, in a manner it deems fair and appropriate, the junior subordinated notes, or portions of the junior subordinated notes, to be redeemed, or if the junior subordinated notes are in global form, in accordance with the procedures of DTC. Unless we default in the payment of the redemption price, interest will cease to accrue on any junior subordinated notes that have been called for redemption at the redemption date.

We may not redeem the junior subordinated notes in part unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding junior subordinated notes for all interest periods terminating on or before the redemption date.

Neither we nor the trustee will be required (i) to issue, register the transfer of or exchange any junior subordinated notes during a period beginning at the opening of business 15 days before the day of the delivery of a notice to holders of redemption of the junior subordinated notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any junior subordinated notes so selected for redemption in whole or in part, except the unredeemed portion of any such junior subordinated notes being redeemed in part.

Option to Defer Interest Payments

So long as no event of default with respect to the junior subordinated notes has occurred and is continuing, we may elect at one or more times to defer payment of interest on the junior subordinated notes for one or more consecutive interest periods that do not exceed five years. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default (which, under the subordinated indenture, is limited to certain events of bankruptcy, insolvency or receivership involving Unum Group) or any other earlier redemption of the junior subordinated notes.

During a deferral period, interest will continue to accrue on the junior subordinated notes, and deferred interest on the junior subordinated notes will bear additional interest at the interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we defer interest and ending on the earlier of (i) the fifth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the junior subordinated notes. When we use the term “interest” in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

At the end of five years following the commencement of a deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest. If we have paid all deferred interest (including compounded interest thereon) on the junior subordinated notes, we can again defer interest payments on the junior subordinated notes as described above.

We will give the holders of the junior subordinated notes and the trustee written notice of our election to commence or continue a deferral period at least five and not more than 60 business days before the next interest payment date.

We have no present intention to defer interest payments.

Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances

We will agree in the subordinated indenture that, so long as any junior subordinated notes remain outstanding, if we have given notice of our election to defer interest payments on the junior subordinated notes but the related deferral period has not yet commenced, or a deferral period is continuing; then we will not, nor will we permit our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the junior subordinated notes; or

•	make any guarantee payments regarding any guarantee issued by Unum Group of securities of any of our subsidiaries if the guarantee ranks upon our liquidation on a parity with or junior to the junior subordinated notes.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the applicable deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•	the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

•	(i) any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the junior subordinated notes) and (ii) any payment of principal or current or deferred interest on parity securities that, if not made, would cause Unum Group to breach the terms of the instrument governing such parity securities.

For the avoidance of doubt, no terms of the junior subordinated notes will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.

Events of Default; Notice and Waiver

This section captioned “Events of Default; Notice and Waiver” amends and replaces the same captioned section in the accompanying prospectus as follows:

An “event of default” with respect to the junior subordinated notes shall occur only upon certain events of bankruptcy, insolvency or receivership involving Unum Group.

The subordinated indenture refers to breaches that are not “events of default” as “defaults”. They include, among other things:

•	the failure to pay interest, including compounded interest, in full on any junior subordinated notes for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period if such deferral period has not ended prior to the conclusion of such five-year period;

•	the failure to pay principal of or premium, if any, on the junior subordinated notes when due; or

•	a failure to comply with our covenants under the subordinated indenture.

A “default” also includes, for example, a failure to pay interest within 30 days of the relevant interest payment date if we do not give a timely written notice of our election to commence or continue a deferral period. If we do not give a timely written notice of our election to commence or continue a deferral period and fail to pay interest within 30 days of the relevant interest payment date, any holder of junior subordinated notes may seek to enforce our obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an event of default as described above.

If we do give a timely written notice of our election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for five years), then no “default” arises from our non-payment of interest on such interest payment date.

The subordinated indenture provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default in payment on the junior subordinated notes, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the subordinated indenture occurs, the entire principal amount of the junior subordinated notes will automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the junior subordinated notes. There is no right of acceleration in the case of any payment default or other breaches of covenants under the subordinated indenture or the junior subordinated notes.

Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the junior subordinated notes including any compound interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of the deferral period), the holder of a junior subordinated note may, or if directed by the holders of a majority in principal amount of the junior subordinated notes the trustee shall, subject to the conditions set forth in the subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes may waive any past default, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the subordinated indenture that itself cannot be modified or amended without the consent of the holders of all outstanding junior subordinated notes.

The holders of a majority in principal amount of the junior subordinated notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the subordinated indenture.

The trustee shall have no right or obligation under the subordinated indenture or otherwise to exercise any remedies on behalf of any holders of the junior subordinated notes pursuant to the subordinated indenture in connection with any “default”, unless such remedies are available under the subordinated indenture and the trustee is directed to exercise such remedies by the holders of a majority in principal amount of the junior subordinated notes pursuant to and subject to the conditions of the subordinated indenture. In connection with any such exercise of remedies the trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such “default” were an “event of default”.

Actions Not Restricted by the Subordinated Indenture

The subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or purchase or redeem our capital stock, except as set forth under “—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances” above, or make debt payments on, or purchase, redeem or retire, any senior debt.

The subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the subordinated indenture does not contain any provisions that would require Unum Group to repurchase or redeem or modify the terms of any of the junior subordinated notes upon a change of control or other event involving Unum Group that may adversely affect the creditworthiness of the junior subordinated notes.

Denominations, Transfer and Exchange

The junior subordinated notes will be issued in the form of one or more global securities registered in the name of Cede & Co., as nominee of DTC. The junior subordinated notes will be issued only in denominations of $25 and integral multiples of $25 in excess thereof.

Defeasance

The junior subordinated notes will be subject to the defeasance and covenant defeasance provisions of the subordinated indenture.

Book-Entry Delivery and Settlement

Global Notes

We will issue the junior subordinated notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•	ownership of the junior subordinated notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the junior subordinated notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in the junior subordinated notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the junior subordinated notes represented by that global note for all purposes under the subordinated indenture and under the junior subordinated notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the junior subordinated notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the subordinated indenture or under the junior subordinated notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of junior subordinated notes under the subordinated indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of junior subordinated notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the junior subordinated notes.

Payments on the junior subordinated notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the junior subordinated notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the junior subordinated notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the junior subordinated notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the junior subordinated notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the junior subordinated notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the junior subordinated notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the junior subordinated notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the junior subordinated notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the junior subordinated notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the junior subordinated notes represented by a global note upon surrender by DTC of the global note if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine (subject to the procedures of DTC) not to have the junior subordinated notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the junior subordinated notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

MATERIAL U.S. INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the junior subordinated notes. This discussion is the opinion of Sullivan & Cromwell LLP, our counsel. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to junior subordinated notes that are held as “capital assets”, within the meaning of the Code, by a holder (as defined below) who purchases junior subordinated notes in this offering.

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding the junior subordinated notes as part of a “straddle”, “hedge”, “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, holders who mark securities to market for U.S. federal income tax purposes, or taxpayers that purchase or sell junior subordinated notes as part of a wash sale for tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a “United States holder” is a beneficial owner of a junior subordinated note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, you should refer to “—Non-United States Holders” below. For purposes of this discussion, “holders” refers to United States holders and non-United States holders.

United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for notes issued with original issue discount, for tax years beginning after December 31, 2018. United States holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

If a partnership holds the junior subordinated notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the junior subordinated notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the junior subordinated notes.

Persons considering the purchase of the junior subordinated notes should consult their own tax advisers with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the junior subordinated notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Junior Subordinated Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the junior subordinated notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the junior subordinated notes, the junior subordinated notes will be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the Internal Revenue Service (“IRS”) or a court will agree with our determination. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in a junior subordinated note each beneficial owner of a junior subordinated note agrees, to treat the junior subordinated notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

United States Holders

This subsection applies to you only if you are a United States holder. If you are not a United States holder, you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount

It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the junior subordinated notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the junior subordinated notes might be deferred could result in the junior subordinated notes being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral is remote and therefore that the possibility of such deferral will not result in the junior subordinated notes being treated as issued with OID. Accordingly, interest paid on the junior subordinated notes should be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with such United States holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote”, as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the junior subordinated notes would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States holder would be required to include interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the junior subordinated notes as taxable income.

Sale, Exchange, Redemption or Other Disposition of Junior Subordinated Notes

Upon the sale, exchange, redemption or other disposition of a junior subordinated note, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder’s adjusted tax basis in the junior subordinated note. Assuming that interest payments on the junior subordinated notes are not deferred and that the junior subordinated notes are not treated as issued with OID, a United States holder’s adjusted tax basis in a junior subordinated note generally will be its initial purchase price. If the junior subordinated notes are treated as issued with OID (for example, because the possibility of interest deferral is determined by the IRS not to be remote or because interest is in fact deferred), a United States holder’s adjusted tax basis in a junior subordinated note generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received on the junior subordinated note since and including the date that the junior subordinated note was treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the United States holder has held the junior subordinated note for more than one year. A non-corporate United States holder is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income, OID and net gains from the disposition of junior subordinated notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the junior subordinated notes.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder. A non-United States holder is a beneficial owner of a junior subordinated note that is, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a junior subordinated note.

This subsection does not apply to United States holders.

Interest Income and Original Issue Discount

Subject to the discussions below concerning backup withholding and FATCA withholding, we and other U.S. payors generally will not be required to deduct U.S. withholding tax from payments of interest (including OID, if applicable) to a non-United States holder if:

•	the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

•	the non-United States holder is not a controlled foreign corporation that is related to us through stock ownership, and

•	the U.S. payor does not have actual knowledge or reason to know that the non-United States holder is a U.S. person and the U.S. payor possesses the appropriate documentation and certification upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the junior subordinated notes in accordance with U.S. Treasury regulations.

Sale, Exchange, Redemption or Other Disposition of Junior Subordinated Notes

A non-United States holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a junior subordinated note unless:

•	the gain is effectively connected with such non-United States holder’s conduct of a trade or business in the United States or

•	in the case where the non-United States holder is an individual, such non-United States holder is present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. Payments of interest that you receive in respect of the junior subordinated notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold junior subordinated notes through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of junior subordinated notes could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a junior subordinated note as long as the non-United States holder complies with applicable certification requirements related to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or W-8BEN-E or other applicable Form W-8). Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the junior subordinated notes held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a (i) pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” ) or (ii) an entity whose underlying assets include “plan assets” by reason of such a plan’s investment in the entity (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the junior subordinated notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts (“IRAs”), Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition or holding of junior subordinated notes by a Plan with respect to which we, the underwriters or certain of any of our respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the junior subordinated notes are acquired and held pursuant to an applicable exemption. We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. The U.S. Department of Labor (the “DOL”) has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of junior subordinated notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the acquisition and disposition of the junior subordinated notes, provided that neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the junior subordinated notes should not be acquired or held by any person investing “plan assets” of any Plan or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Any purchaser or holder of junior subordinated notes or any interest therein will be deemed to have represented by its purchase and holding of junior subordinated notes offered hereby that either (1) it is not a Plan or a Non-ERISA Arrangement and is not acquiring or holding the junior subordinated notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchasing or holding of the junior subordinated notes will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

The following representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If, and to the extent that, these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect. Any holder of junior subordinated notes in this offering or any interest therein that is a Plan and that acquires junior subordinated notes in connection with this offering will be deemed to have represented by its purchase and holding of the junior subordinated notes offered hereby that a fiduciary (under ERISA and/or Section 4975 of the Code and within the meaning of 29 C.F.R. 2510.3-21(c)(1))(the “Fiduciary”) independent of us, the underwriters and any of our or their affiliates (the “Transaction Parties”) acting on the Plan’s behalf is responsible for the Plan’s decision to acquire and hold the junior subordinated notes and that such Fiduciary:

(i) is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time,

(ii) in the case of a Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary,

(iii) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the junior subordinated notes,

(iv) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or hold the junior subordinated notes,

(v) has exercised independent judgment in evaluating whether to invest the assets of the Plan in the junior subordinated notes,

(vi) understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan’s acquisition or holding of the junior subordinated notes,

(vii) understands and agrees that the Transaction Parties have not been relied on for and are not undertaking to provide any investment advice (impartial or otherwise), or to give advice in a fiduciary capacity to the Plan, in connection with the Plan’s acquisition or holding of the junior subordinated notes, and

(viii) confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan’s acquisition or holding of the junior subordinated notes.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing junior subordinated notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of junior subordinated notes have exclusive responsibility for ensuring that their purchase and holding of junior subordinated notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any junior subordinated notes to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither we nor any of our Affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any junior subordinated notes by any Plan. The sale of any junior subordinated notes to a purchaser is in no respect a representation by any of us or any of our Affiliates that such an investment meets all relevant legal requirements with respect to investments by purchasers generally or any particular purchaser, or that such an investment is appropriate for purchasers generally or any particular purchaser.

UNDERWRITING

We are offering the junior subordinated notes described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC , UBS Securities LLC and Wells Fargo Securities, LLC are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of junior subordinated notes listed next to its name in the following table:

Underwriter	Principal Amount of Junior Subordinated Notes
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC.
UBS Securities LLC
Wells Fargo Securities, LLC

Total	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the junior subordinated notes if they buy any of them. The underwriters will sell the junior subordinated notes to the public when and if the underwriters buy the junior subordinated notes from us.

The underwriters have advised us that they propose initially to offer the junior subordinated notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and may offer the junior subordinated notes to certain dealers at such price less a concession not in excess of $        per junior subordinated note; provided, that the concession will be $        per junior subordinated note sold to institutions. The underwriters may allow, and such dealers may reallow, a concession not in excess of $        per junior subordinated note to certain other dealers. After the initial public offering of the junior subordinated notes, the public offering price and other selling terms may be changed. The offering of the junior subordinated notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted the underwriters an option to purchase up to an additional $        aggregate principal amount of junior subordinated notes to cover over-allotments, if any, provided that settlement of any such additional junior subordinated notes occurs concurrently with the settlement of all other junior subordinated notes being offered and sold in the offering.

The following table shows the purchase price, the underwriting discount, and proceeds before expenses to us, assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $        aggregate principal amount of the junior subordinated notes:

Per Junior Subordinated Note	Total
	No Exercise	Full Exercise
Public offering price (1)%	$	$
Underwriting discount (2)%	$	$
Proceeds to Unum Group before expenses %	$	$

(1)	Reflects $ principal amount of junior subordinated notes sold to institutions, for which the underwriters received an underwriting discount of $ per junior subordinated note, and $ principal amount of junior subordinated notes sold to retail investors, for which the underwriters received an underwriting discount of $ per junior subordinated note.
(2)	Assumes the sale of all additional junior subordinated notes to retail investors, for which the underwriters would receive an underwriting discount of $ per junior subordinated note.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $        .

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The underwriters have informed us that they expect that delivery of the junior subordinated notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the junior subordinated notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade junior subordinated notes on the date of this prospectus supplement will be required, by virtue of the fact that the junior subordinated notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the junior subordinated notes who wish to make such trades should consult their own advisor.

The junior subordinated notes are a new issue of securities with no established trading market. We intend to apply to list the junior subordinated notes on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated notes are first issued. The underwriters may make a market in the junior subordinated notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the junior subordinated notes or that an active public market for the junior subordinated notes will develop. If an active public market for the junior subordinated notes does not develop, the market price and liquidity of the junior subordinated notes may be adversely affected.

In connection with the offering of the junior subordinated notes, the representatives may purchase and sell junior subordinated notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of junior subordinated notes in excess of the principal amount of junior subordinated notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the junior subordinated notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of junior subordinated notes made for the purpose of preventing or retarding a decline in the market price of the junior subordinated notes while the offering is in progress.

In connection with this offering, for a limited period after the initial issuance of the junior subordinated notes, the underwriters may over-allot or effect transactions with a view to supporting the market price of the junior subordinated notes at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

The representatives also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased junior subordinated notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the junior subordinated notes. They may also cause the price of the junior subordinated notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed in the underwriting agreement that for a period beginning on the date of this prospectus supplement and continuing until the date that is 30 days after the initial issuance of the junior subordinated notes, we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the junior subordinated notes (other than commercial paper issued in the ordinary course of business).

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters of their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the junior subordinated notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the junior subordinated notes offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The junior subordinated notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the junior subordinated notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

Neither this prospectus supplement nor any other offering or marketing material relating to the junior subordinated notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the junior subordinated notes may be publicly distributed or otherwise made publicly available in Switzerland.

European Economic Area

The junior subordinated notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the junior subordinated notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the junior subordinated notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the junior subordinated notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the junior subordinated notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 (financial promotion) of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the junior subordinated notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the junior subordinated notes in, from, or otherwise involving the United Kingdom.

Hong Kong

The junior subordinated notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and

Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the junior subordinated notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to junior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The junior subordinated notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any junior subordinated notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the junior subordinated notes may not be circulated or distributed, nor may the junior subordinated notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the junior subordinated notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the junior subordinated notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Taiwan

The junior subordinated notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the junior subordinated notes in Taiwan.

VALIDITY OF THE JUNIOR SUBORDINATED NOTES

The validity of the junior subordinated notes will be passed upon for us by Sullivan & Cromwell LLP, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS

Our consolidated financial statements and schedules appearing in our annual report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated by reference in the accompanying prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. The address of the SEC’s web site is provided for the information of prospective investors and the information contained therein is not incorporated by reference in this prospectus supplement or the accompanying prospectus. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We “incorporate by reference” into the accompanying prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in the accompanying prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus supplement or information incorporated by reference into the accompanying prospectus, you should rely on the information contained in the document that was filed later. Information contained in this prospectus supplement supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed or terminated:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2017;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2018; and

•	our current reports on Form 8-K, filed with the SEC on January 23, 2018, February 15, 2018, February 27, 2018 and February 27, 2018.

We will provide you with a copy of the documents containing the information we have incorporated by reference, excluding exhibits to those documents, other than those exhibits to which we specifically refer. You may obtain these documents at no cost by writing or telephoning us at the following address:

Investor Relations

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 294-8996

We have provided you only with the information contained in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We are responsible for the information contained in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for other information others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, or in any related free writing prospectus is accurate as of any date other than their respective dates.

PROSPECTUS

UNUM GROUP

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

STOCK PURCHASE CONTRACTS

UNITS

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Unum Group’s common stock is listed on the New York Stock Exchange and trades under the symbol “UNM.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 22, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”). We may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock, $.10 par value per share;

•	depositary shares;

•	common stock, $.10 par value per share;

•	warrants;

•	stock purchase contracts; and

•	units.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC public reference room referred to under the heading “WHERE YOU CAN FIND MORE INFORMATION” below.

You should rely only on the information we have provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. None of us, any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date of the particular document.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”).

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references mean Unum Group and its subsidiaries.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest. See “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE” for special considerations regarding indirect ownership and global securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. The address of the SEC’s website is provided for the information of prospective investors and not as an active link. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (excluding any portions of such documents that may have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all of the offerings by means of this prospectus are complete:

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•	Current Reports on Form 8-K filed on February 17, 2017, March 29, 2017, April 13, 2017, and May 25, 2017; and

•	The description of our common stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 294-8996

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” to encourage companies to provide prospective information, as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Certain information contained in this prospectus, the applicable prospectus supplement or information incorporated by reference into this prospectus, or in any other written or oral statements made by us in communications with the financial community or contained in documents filed with the SEC, may be considered forward-looking statements within the meaning of the Act. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments. Forward-looking statements speak only as of the date made. We undertake no obligation to update these statements, even if made available on our website or otherwise. These statements may be made directly in this prospectus or the applicable prospectus supplement or may be made part of this prospectus by reference to other documents filed by us with the SEC, a practice which is known as “incorporation by reference.” You can find many of these statements by looking for words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “assumes,” “intends,” “projects,” “goals,” “objectives,” or similar expressions in this prospectus, the applicable prospectus supplement or in documents incorporated herein.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. We caution readers that the following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements:

•	Sustained periods of low interest rates.

•	Fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in government programs.

•	Unfavorable economic or business conditions, both domestic and foreign.

•	Legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment.

•	Investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities.

•	A cyber attack or other security breach that could result in the unauthorized acquisition of confidential data.

•	The failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cyber attack, or other event.

•	Increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors.

•	Execution risk related to our technology needs.

•	Changes in our financial strength and credit ratings.

•	Damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures.

•	Actual experience that deviates from our assumptions used in pricing, underwriting, and reserving.

•	Actual persistency and/or sales growth that is higher or lower than projected.

•	Changes in demand for our products due to, among other factors, changes in societal attitudes, the rate of unemployment, consumer confidence, and/or legislative and regulatory changes, including healthcare reform.

•	Effectiveness of our risk management program.

•	Contingencies and the level and results of litigation.

•	Availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us.

•	Ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation.

•	Changes in accounting standards, practices, or policies.

•	Fluctuation in foreign currency exchange rates.

•	Ability to generate sufficient internal liquidity and/or obtain external financing.

•	Recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets.

•	Terrorism, both within the U.S. and abroad, ongoing military actions, and heightened security measures in response to these types of threats.

For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” contained in Part I, Item 1A of our most recent Annual Report on Form 10-K for our fiscal year ended December 31, 2016 and, to the extent applicable, our subsequent Quarterly Reports on Form 10-Q and the accompanying prospectus supplement.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

UNUM GROUP

Unum Group, a Delaware general business corporation, and its insurance and non-insurance subsidiaries operate in the United States, the United Kingdom, and, to a limited extent, in certain other countries. The principal operating subsidiaries in the United States are Unum Life Insurance Company of America, Provident Life and Accident Insurance Company, The Paul Revere Life Insurance Company, and Colonial Life & Accident Insurance Company, and in the United Kingdom, Unum Limited. We are a leading provider of financial protection benefits in the United States and the United Kingdom. Our products include disability, life, accident, critical illness, dental and vision, and other related services. We market our products primarily through the workplace.

We have three principal operating business segments: Unum US, Unum UK, and Colonial Life. Our other segments are the Closed Block and Corporate segments.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	reducing or refinancing debt;

•	funding investments in, or extensions of credit to, our subsidiaries;

•	financing possible acquisitions;

•	working capital; and

•	redeeming outstanding securities.

Pending such use, we may temporarily invest net proceeds in highly liquid assets.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges including our consolidated subsidiaries is computed by dividing earnings by fixed charges. The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

	Six Months Ended June 30, 2017	Year Ended December 31
		2016	2015	2014	2013	2012
	(in millions of dollars, except ratios)
Earnings
Income Before Income Tax	$691.9	$1,347.7	$1,238.3	$542.0	$1,220.0	$1,265.6
Fixed Charges	91.7	189.4	179.0	184.1	175.1	169.8

Adjusted Earnings	$783.6	$1,537.1	$1,417.3	$726.1	$1,395.1	$1,435.4

Fixed Charges
Interest and Debt Expense, excluding Costs Related to Early Retirement of Debt	$79.7	$166.0	$152.8	$154.3	$149.4	$145.4
Interest Credited on Investment Products	2.6	5.5	11.2	14.3	10.2	9.7
Portion of Rents Deemed Representative of Interest	9.0	17.1	14.2	14.7	14.7	13.9
Other	0.4	0.8	0.8	0.8	0.8	0.8

Total Fixed Charges	$91.7	$189.4	$179.0	$184.1	$175.1	$169.8

Ratio of Earnings to Fixed Charges	8.5	8.1	7.9	3.9	8.0	8.5

DESCRIPTION OF DEBT SECURITIES

General

Unless stated otherwise in the applicable prospectus supplement, the following summary outlines the material terms of the senior debt securities and the subordinated debt securities, which we collectively refer to as the “debt securities,” that we may offer from time to time. The specific terms of any debt securities we may offer and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the prospectus supplement relating to the particular series of debt securities.

We will issue the senior debt securities under an indenture which we entered into with The Bank of New York Mellon Trust Company, N.A., as trustee, on August 23, 2012, as amended and supplemented. We will issue the subordinated debt securities under an indenture, which we will enter into with The Bank of New York Mellon Trust Company, N.A., as trustee. Except for the subordination provisions included in the subordinated indenture, the indentures are substantially identical. The indentures are subject to and governed by the Trust Indenture Act, and we may supplement the indentures from time to time. The following description of the debt securities may not be complete and is subject to and qualified in its entirety by reference to either the senior indenture, as amended and supplemented, or the form of the subordinated indenture relating to the particular series of debt securities, each of which is an exhibit to the registration statement that contains this prospectus. Capitalized terms used but not defined in this description will have the meanings given to them in the indentures. Wherever we refer to particular sections or defined terms of the indentures, it is our intent that those sections or defined terms will be incorporated by reference into this prospectus.

Terms

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt, but will be subordinated to all of our existing and future secured indebtedness, if any. The indebtedness represented by the subordinated debt securities will rank junior in right of payment, under the terms contained in the subordinated indenture, and will be subject to our prior payment in full of our senior debt, all as described under “—Subordination.”

We may issue the debt securities, in one or more series from time to time, as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities we previously issued. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities of the series, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. Upon prior written notice, a trustee may be removed by act of the holders of a majority in principal amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Except as otherwise stated in this prospectus, any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities of the series and whether the debt securities are senior debt securities or subordinated debt securities and, in the case of subordinated debt securities, whether they are junior subordinated debt securities;

•	the total principal amount of the debt securities of the series and any limit on the total principal amount;

•	the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

•	the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other of our securities or property;

•	if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, Make-Whole Amount (as defined in the indentures), interest or Additional Amounts (as defined in the indentures) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the currency or currencies in which we will sell the debt securities of the series and in which the debt securities of the series will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, Make-Whole Amount, or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, Make-Whole Amount, calculated by us, interest or Additional Amounts on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of certain events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions;

•	whether the debt securities of the series will be in registered or bearer form and the terms and conditions relating to the applicable form, and if in registered form, the denomination in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000 or a multiple of $5,000;

•	the applicability, if any, of the defeasance or covenant defeasance provisions described below under “—Discharge, Defeasance and Covenant Defeasance”;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the Additional Amounts;

•	whether we may extend the interest payment periods and, if so, the terms of any extension;

•	if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities of the series on any securities exchange; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities of a series may provide for less than their entire principal amount to be payable if we accelerate the maturity of the debt securities as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities of such series would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities of a series from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.

The indentures do not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, debt securities we issue in registered form of any series will be issued in denominations of $1,000 and multiples of $1,000. Unless the applicable prospectus supplement states otherwise, debt securities we issue in bearer form will be issued in denominations of $5,000 and multiples of $5,000.

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, calculated by us, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, located at 10161 Centurion Pkwy N., 2nd Floor, Jacksonville, Florida 32256 as of the date of this prospectus. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies we pay to a paying agent for the payment of principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the debt security will be able to look only to us for payment.

Any interest we do not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee; or

•	may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such debt security not less than ten days before the special record date.

Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of debt securities, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.

If the applicable prospectus supplement refers to us designating a transfer agent (in addition to the applicable trustee) for any series of debt securities, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that, the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will describe special provisions that apply to such securities.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity, provided that, with respect to any series:

•	we are the survivor in the merger, or the survivor, if not us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, all of the outstanding debt securities of that series and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture applicable to such series;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, there is no event of default under the indenture applicable to such series, and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	certain other conditions that are described in the indenture applicable to such series are met.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indentures.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a put or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Certain Covenants

The following set forth certain covenants applicable to debt securities, any of which may be modified or inapplicable to your debt securities to the extent set forth in the prospectus supplement applicable to your debt securities.

Existence. Except as permitted under “—Merger, Consolidation or Sale” above we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities.

Provision of Financial Information. We will file with the trustee, within 15 days of filing the same with the SEC, copies of our annual reports, quarterly reports and other documents we file with the SEC pursuant to such Section 13 and 15(d) of the Exchange Act, and we will promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.

Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the debt securities of a series (except any such term, provision or condition which could not be amended without the consent of all holders of such series), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

Additional Covenants. Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise described in the applicable prospectus supplement, each of the following “Events of Default” set forth in the indentures will be applicable to each series of debt securities we may issue under those indentures:

(1)	we fail for 30 days to pay when due any installment of interest or any Additional Amounts payable on any debt security of that series;

(2)	we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

(3)	we fail to make any sinking fund payment when due as required for any debt security of that series;

(4)	we default in the performance or breach of any other covenant or agreement we made in the indenture other than a covenant added to the indenture solely for the benefit of another series of debt securities, which has continued for 60 days after written notice as provided for in accordance with the applicable indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series;

(5)	we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us or any subsidiary of ours that we have guaranteed that has a principal amount outstanding that is more than $50,000,000 (other than non-recourse indebtedness), which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled within 30 days after written notice was provided to us in accordance with the indenture;

(6)	certain events of bankruptcy, insolvency or reorganization occur; and

(7)	any other event of default specified in the applicable prospectus supplement occurs.

If there is a continuing event of default under an indenture with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% of the total principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified in the terms of the debt securities of, and any premium or Make-Whole Amount on all of the debt securities of, that series. However, at any time after a declaration of acceleration with respect to any or all debt securities of a series then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration if:

•	we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or other amounts or interest, with respect to the applicable debt securities have been cured or waived as provided in the indenture.

Each indenture also provides that the holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series may waive any past default with respect to those debt securities and its consequences, except a default consisting of:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

•	a default relating to a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of the debt securities of each affected series within 90 days of a default of which the trustee has actual knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

•	our failure to pay the principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, a debt security of that series; or

•	any sinking fund installment for any debt security of that series, if the responsible officers of the trustee consider it to be in the interest of the holders.

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the applicable trustee fails to act, for 60 days, after:

•	it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the series.

This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities at their respective due dates.

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under any indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the applicable outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.

Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture

Modification and amendment of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture which are affected by the modification or amendment, voting together as one class. However, no modification or amendment may, without the consent of the holder of each debt security affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, any premium, Make-Whole Amount payable on redemption of or any Additional Amounts payable with respect to, any debt security;

•	reduce the amount of principal of an original issue discount security, indexed security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of an original issue discount security or indexed security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the applicable indenture;

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall

•	become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

•	not apply to any outstanding debt securities created prior to the change or elimination;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other securities or property of ours;

•	to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture;

•	to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; or

•	to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property;

provided that, in each case above, the action does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect.

Subordination

Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following subordinated provisions will apply to the subordinated debt securities.

The subordinated debt securities will be unsecured and subordinated in right of payment to all of our existing and future secured and senior indebtedness. As a result, upon any distribution to our creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior debt and our secured debt. Our obligation to make payments of the principal of and interest on the subordinated debt securities will not otherwise be affected.

We may not make payments of principal or interest on the subordinated debt securities at any time we are in default on any payment with respect to our senior debt, or we have defaulted on any of our senior debt resulting in the acceleration of the maturity of the senior debt beyond any applicable grace period, or if there is a judicial proceeding pending with respect to our default on our senior debt and we have received notice of the default. We may resume payments on the subordinated debt securities when the default is cured or waived if the subordination provisions of the subordinated indenture will permit us to do so at that time. After we have paid all of our senior debt in full, holders of subordinated debt securities will still be subrogated to the rights of holders of our senior debt for the amount of distributions otherwise payable to holders of the subordinated debt securities until the subordinated debt securities are paid in full.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

If payment or distribution on account of the subordinated debt securities of any character or security, whether in cash, securities or other property, is received by a holder of any subordinated debt securities, including any applicable trustee, in contravention of any of the terms of the applicable indenture and before all our senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of our senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full.

Upon payment or distribution of assets to creditors upon insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to our company as a whole, whether voluntary or involuntary, the holders of all senior debt securities will first be entitled to receive payment in full before holders of the outstanding subordinated debt securities will be entitled to receive any payment in respect of the principal of, or premium, if any, or interest on, the outstanding subordinated debt securities.

After we have paid in full all sums we owe on our senior debt, the holders of the subordinated debt securities, if so issued, together with the holders of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the subordinated debt securities and the other obligations. After we have paid in full all sums we owe on the subordinated debt securities, the holders of the junior subordinated debt securities, together with the holders of our obligations ranking on a parity with the junior subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debt securities and the other obligations. We will make payment on the junior subordinated debt securities before we make any payment or other distribution, whether in cash, property or otherwise, on account of any capital stock or obligations ranking junior to our junior subordinated debt securities.

By reason of this subordination, if we become insolvent, holders of senior debt, as well as certain of our general creditors, may receive more, and holders of subordinated debt securities (including junior subordinated debt securities) may receive less, than our other creditors, including holders of any of our senior debt securities. This subordination will not prevent the occurrence of any event of default on the subordinated debt securities.

Senior debt is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1)	debt for money we have borrowed;

(2)	debt evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3)	debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure our obligations, or to secure the payment of revenue bonds issued for our benefit, whether contingent or otherwise;

(4)	any debt of others described in the preceding clauses (1) through (3) which we have guaranteed or for which we are otherwise liable;

(5)	debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on our property;

(6)	our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease;

(7)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8)	our obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments;

provided, however, that, in computing our debt, any particular debt will be excluded if:

•	upon or prior to the maturity thereof, we have deposited in trust with a depositary, money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy that debt as it becomes due, and the amount so deposited will not be included in any computation of our assets; and

•	we have delivered an officers’ certificate to the trustee that certifies that we have deposited in trust with the depositary the sufficient amount.

Senior debt will exclude the following:

•	any debt referred to in paragraphs (1) through (6) above as to which, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the debt is not superior in right of payment to our subordinated debt securities, or ranks equal with the subordinated debt securities;

•	our subordinated debt securities;

•	any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

•	debt to any employee of ours; and

•	all other junior subordinated debentures issued by us from time to time and sold to subsidiaries of ours, including any limited liability companies, partnerships or trust established or to be established by us.

There is no limit on the amount of senior debt or other debt that we may incur in the subordinated indenture. At June 30, 2017, our senior debt aggregated approximately $2.7 billion.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under each indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). We can discharge these obligations by irrevocably depositing with the applicable trustee funds in such currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities including the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts payable on, the debt securities to the date of the deposit, if the debt securities have become due and payable or to the stated maturity or redemption date, as the case may be.

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to be defeased and be discharged from any and all obligations with respect to the debt securities of that series; except our obligations to

•	pay any Additional Amounts upon the occurrence of certain tax and other events,

•	register the transfer or exchange of the debt securities,

•	replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	maintain an office or agency for the debt securities, and

•	to hold moneys for payment in trust; or

•	to be defeased and discharged from our obligations with respect to the debt securities of that series described under “—Certain Covenants” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.

If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the defeased covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, an amount, in the currency or currencies in which the debt securities are payable, or in government obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the relevant scheduled due dates or upon redemption.

We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and

•	no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance.

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of such series elects to receive payment in a currency in which the deposit was made in respect of the debt security; or

•	a conversion event (as defined below) occurs in respect of the currency in which the deposit was made,

the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or such cessation of usage based on the applicable market exchange rate.

Unless otherwise defined in the applicable prospectus supplement, “conversion event” means the cessation of use of:

•	a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any series of debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than:

•	the event of default described in clause (4) of the first paragraph under “—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series, or

•	the event of default described in clause (7) of the first paragraph under “—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may describe further provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series are convertible into or exchangeable for our common stock or other securities or property will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that are convertible into or exchangeable for our common stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.

Redemption of Debt Securities

If so specified in the applicable prospectus supplement, debt securities of any series may be wholly or partially redeemed at our option, at any time. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after the time that notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures are governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is one of a number of banks with which we and certain of our subsidiaries maintain banking relationships in the ordinary course of business. The Bank of New York Mellon Trust Company, N.A., provides us and certain of our subsidiaries with custodial services in connection with our bond and stock portfolios, serves as trustee under the indentures involving certain of our existing debt securities, and its affiliate, The Bank of New York Mellon, is a lender under our revolving credit facility and also provides us with other general banking services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under a series of senior debt securities or subordinated debt securities, or upon the occurrence of a default under another indenture under which The Bank of New York Mellon Trust Company, N.A. serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the applicable indenture. In that event, we would be required to appoint a successor trustee.

DESCRIPTION OF PREFERRED STOCK

The following outlines some of the provisions of the preferred stock that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC in connection with the issuance of any preferred stock.

General

Under our amended and restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 25,000,000 shares of preferred stock, par value $.10 per share, in one or more series.

For each series of preferred stock the board of directors may fix the voting powers, designations, preferences and rights, and qualifications, limitations and restrictions of the series. The board will fix these terms by resolution adopted before we issue any shares of the series of preferred stock. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series.

In addition, as described under “DESCRIPTION OF DEPOSITARY SHARES,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by the board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our board of directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our preferred stock account. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock and each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to complete an acquisition of us without negotiating with our board.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holders’ option, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Governing Law

The preferred stock will be governed by Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement which we will file with the SEC in connection with any issuance of depositary shares.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share, or multiple shares, of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share, or multiple shares, of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will pay to holders of depositary shares the cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary upon redemption of the preferred stock. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock represented by depositary shares are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. We will take all reasonable actions requested by the depositary in order to enable it to vote as a holder has instructed. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares or may vote them proportionately with instructions received.

Conversion or Exchange

If the prospectus supplement relating to the depositary shares states that the deposited preferred stock is convertible or exercisable or exchangeable, the following will apply. The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not yet been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other securities or property of us. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary registrar or transfer agent, or prejudices an important right of holders, it will become effective only with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	we and the depositary will not be liable if either of us exercises discretion permitted under the deposit agreement;

•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary will agree to indemnify each other under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. The resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

Form of Preferred Stock and Depositary Shares

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.” All preferred stock will be issued in registered form.

We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. Depositary shares will be issued in registered form.

DESCRIPTION OF COMMON STOCK

The following briefly summarizes the provisions of our amended and restated certificate of incorporation and amended and restated bylaws that would be important to holders of our common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws which are exhibits to the registration statement which contains this prospectus.

General

Under our amended and restated certificate of incorporation, we are authorized to issue a total of 725,000,000 shares of common stock having a par value of $.10 per share. As of June 30, 2017, 226,102,131 shares of common stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable. The common stock is listed on the New York Stock Exchange and trades under the symbol “UNM.”

Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders will share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities, and after the liquidation preference of holders of preferred stock has been satisfied.

Dividends

Holders of common stock are entitled to participate equally in dividends when the board of directors declares dividends on shares of common stock out of funds legally available for dividends. The rights of holders of common stock to receive dividends are subject to the preferences of holders of preferred stock.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters voted on by stockholders, including the election of directors.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities, and the total liquidation preferences of any outstanding shares of preferred stock.

Certain Provisions That May Have an Anti-Takeover Effect

Our amended and restated certificate of incorporation and amended and restated bylaws, and certain portions of Delaware law, contain certain provisions that may have an anti-takeover effect.

Removal of Directors. Stockholders only have the right to remove directors by the affirmative vote of the holders of 80% of the votes entitled to be cast by holders of all outstanding voting stock voting as a single class.

Business Combination. We cannot enter into a business combination with a person who is an “interested stockholder” unless the business combination transaction is approved by a vote of not less than 80% of the votes entitled to be cast on the transaction, including a majority of the votes that are not the votes of the interested stockholder.

An “interested stockholder” is generally any person who owns, or has owned in the two-year period prior to the date in question, shares of our voting stock that represent 15% or more of the votes entitled to be cast by the holders of the shares of our outstanding voting stock.

A “business combination” is generally a merger or consolidation involving our company or any of our subsidiaries, a disposition of a substantial part of the assets or securities of our company, a liquidation or dissolution of our company, or a certain type of reclassification of our securities.

The supermajority vote requirements described above will not apply to business combinations with interested stockholders if the transaction has been approved by a majority of our directors (or their successors) who are not affiliates of the interested stockholder and were our directors before the interested stockholder became an interested stockholder.

We are also subject to restrictions imposed by Delaware law on transactions with interested stockholders. These restrictions are similar to the restrictions contained in our amended and restated certificate of incorporation described above. In order to engage in any transaction that is subject to the provisions of our amended and restated certificate of incorporation or the provisions of Delaware law, the requirements of both the amended and restated certificate of incorporation and Delaware law must be satisfied.

Special Meetings of Stockholders. A special meeting of our stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president, or the lead independent director or by the secretary upon the written request(s) of one or more stockholders of record who own in the aggregate not less than 25% of the total number of outstanding shares of capital stock entitled to vote on the item(s) of business to be brought before the proposed special meeting as of the date of the request(s).

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings. Our amended and restated bylaws establish advance notice procedures for stockholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of stockholders. These procedures require that notice of such stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. To be timely, we must receive the notice at our principal executive offices within certain dates prior to the anniversary date of the annual meeting of stockholders before the one in which the stockholder proposal is to be considered. The notice must contain information required by the amended and restated bylaws. These provisions make it procedurally more difficult for a stockholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Action of Stockholders Without a Meeting. Any action of our stockholders may be taken at a meeting only and may not be taken by written consent.

Amendment of Certificate of Incorporation. For us to amend our amended and restated certificate of incorporation, Delaware law requires that our board of directors adopt a resolution setting forth the proposed amendment, declare the advisability of the amendment and call a stockholders meeting to adopt the amendment. Generally, amendments to our amended and restated certificate of incorporation require the affirmative vote of a majority of our outstanding stock. As described below, however, certain amendments to our amended and restated certificate of incorporation may require a supermajority vote.

The vote of the holders of not less than 80% of the votes entitled to be cast is required to adopt any amendment to our amended and restated certificate of incorporation that relates to the provisions of our amended and restated certificate of incorporation that govern the following matters:

•	management of our business by the directors and the number of directors;

•	the ability of our stockholders to act by written consent and to inspect our accounts, books and records; and

•	the power of the board of directors and the stockholders to amend the bylaws.

The vote of the holders of not less than 80% of the votes entitled to be cast, including the majority of the votes that are not the votes of an interested stockholder, is required to adopt any amendment to our amended and restated certificate of incorporation that relates to the provisions of our amended and restated certificate of incorporation that govern the following matters:

•	“business combinations” with interested stockholders; and

•	the supermajority vote requirements for amending the amended and restated certificate of incorporation.

These supermajority vote provisions for amending the amended and restated certificate of incorporation do not apply if the amendment is recommended by a majority of our directors (or their successors) who are not affiliates of an interested stockholder and were our directors before the interested stockholder became an interested stockholder.

The provisions described above may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders. None of these provisions is the result of any specific effort by a third party to accumulate our securities or to obtain control of us by means of merger, tender offer, solicitation in opposition to management or otherwise.

Restriction on Ownership Under Insurance Laws

Most states, including the states in which our insurance company subsidiaries are domiciled, have laws and regulations that require regulatory approval of a change in control of an insurer or an insurer’s holding company. Where such laws and regulations apply to us and our insurance company subsidiaries, there can be no effective change in control unless the person seeking to acquire control has filed a statement with specified information with the insurance regulators and has obtained prior approval for the proposed change in control from such regulators. The usual measure for a presumptive change in control pursuant to these laws is the acquisition of 10% or more of the voting stock of an insurance company or its parent, although this presumption is rebuttable. Consequently, a person may not acquire, including by purchases of shares in this offering, 10% or more of our common stock without the prior approval of the insurance regulators in the states in which we and our insurance company subsidiaries are domiciled.

Transfer Agent and Registrar

The transfer agent and registrar for shares of the common stock is Computershare Investor Services.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities and these warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further material terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement which we will file with the SEC in connection with any issuance of warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether we will issue the warrants in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula contained in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. We may issue the stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be entered into separately or as a part of units consisting of a stock purchase contract and a beneficial interest in other securities described in this prospectus or of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

The applicable prospectus supplement will describe the material terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the material terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the differences between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each debt security, warrant, purchase contract, unit, share of preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. The institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. If your securities are issued in the form of global securities, the depositary or depositaries for your securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a “master global security.” The applicable prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Special Investor Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, the global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within the time provided for in the indenture or other agreement;

•	if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to those securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

We may offer and sell the securities to or through underwriters or dealers for resale, and also may offer and sell the securities directly to other purchasers or through designated agents or a combination of these methods. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also use this prospectus in connection with any rescission offer for securities described in this prospectus on the terms and conditions described in the applicable prospectus supplement.

Distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may solicit offers to purchase securities directly from the public from time to time. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of the securities through any of these methods or other methods described in the applicable prospectus supplement.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described as required in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of ours in the ordinary course of business.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. The prospectus supplement will state any commission payable for solicitation of these offers.

We and our designated agents or dealers, if any, may also use this prospectus in connection with a rescission offer with respect to any securities described in this prospectus. The accompanying prospectus supplement will describe the terms and conditions of any rescission offer.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities issued by us will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.